UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2011

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On May 26, 2011, our wholly owned subsidiary, Marathon Petroleum Corporation (“MPC”), filed with the United States Securities and Exchange Commission its final amendment to its registration statement on Form 10 relating to the spin-off of MPC from Marathon Oil Corporation (“Marathon Oil”).  The separation and distribution agreement between Marathon Oil and MPC relating to the spin-off provides that the aggregate balance of cash and cash equivalents that MPC will have on hand as of the distribution date will be as Marathon Oil deems appropriate, so long as that balance is not less than $1.425 billion.  In accordance with the separation and distribution agreement, Marathon Oil has determined that MPC’s aggregate cash and cash equivalent balance as of the distribution date will be approximately $1.625 billion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

June 22, 2011	By:	/s/ Michael K. Stewart

Name: Michael K. Stewart
Title: Vice President, Accounting and Controller